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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 24, 1998 included in Sun Healthcare Group Inc.'s Form 10-K/A-2 for the year ended December 31, 1997, our report dated February 14, 1997 related to Regency Health Services, Inc.'s financial statements as of and for the year ended December 31, 1996 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K/A-2 filed with the Securities and Exchange Commission on April 16, 1998, and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP
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                                        ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
May 29, 1998